EXHIBIT L

AUDIT FEE INFORMATION

Fees Billed by PricewaterhouseCoopers, LLP:
					Aggregate
Trust Name/		Audit		All Other	Non-Audit
Fiscal year Ended	Audit Fees	Related Fees	Tax Fees	Fees	Fees
Franklin Federal Tax-Free Income Fund
4/30/06	$68,694	$ 0	$20,000	$4,022	$24,022
4/30/05	$67,166	0	0	0	0
Franklin Money Fund
6/30/06	16,725	0	0	856	856
6/30/05	15,687	0	0	0	0
Franklin Tax-Exempt Money Fund
7/31/06	11,858	0	0	103	103
7/31/05	11,374	0	0	0	0
The Money Market Portfolios
6/30/06	29,049	0	0	3,315	3,315
6/30/05	31,169	0	0	0	0

L-1

                            FRANKLIN TEMPLETON INVESTMENTS

	MIS EDITS: # OF CHANGES	/	PRF 1	PRF 2

LABEL BELOW FOR MIS USE ONLY! PO# FRANKLIN TEMPLETON COMPLEXWIDE FORMS CALL - SINGLES COMMON FRONT FOR 40 BACKS ORIGINAL 12-04-06 KD MATT (FRANKLIN TEMPLETON BOARD 1 FC SINGLE 2007 MM)	OK TO PRINT AS IS* _________________ *By signing this form you are authorizing MIS to print this form in its current state.

SIGNATURE OF PERSON AUTHORlZING PRINTING DATE

THREE EASY WAYS TO VOTE
To vote by Telephone		To vote by Internet		To vote by Mail
1)	Read the proxy statement and have the Proxy Card at hand.	1)	Read the proxy statement and have the Proxy Card at hand.	1)	Read the Proxy Statement.
2)	Call 1-888-221-0697.	2)	Go to www.proxyweb.com	2)	Check the appropriate boxes on the reverse side.
3)	Follow the recorded instructions.	3)	Follow the on-line directions.	3)	Sign and date the proxy card.
				4)	Return the proxy card in the envelope provided.
IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

FRANKLIN TEMPLETON INVESTMENTS
PROXY FOR THE SPECIAL JOINT MEETING OF SHAREHOLDERS
MARCH 21,2007

FUND NAME PRINTS HERE
The undersigned hereby revokes all previous proxies for his/her shares and appoints CRAIG S. TYLE, BARBARA J. GREEN, STEVEN J. GRAY, ROBERT C. ROSSELOT, and KAREN L. SKIDMORE, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the above referenced Fund (the “Fund”), that the undersigned is entitled to vote at the Special Joint Meeting of Shareholders (the “Meeting”) to be held at One Franklin Parkway, San Mateo, California 94403-1906 at __:__ _.m., Pacific time, on the 2lst day of March, 2007, including any postponements or adjournments thereof, upon the matters set forth below and instructs them to vote upon any matters that may properly be acted upon at the Meeting.
This Proxy is solicited on behalf of the Board of [Directors] [Trustees]. It will be voted as specified. If no specification is made, this Proxy will be voted FOR the Proposals including all nominees for [director] [trustee]. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

Dated	, 2007

Signature(s) (Joint owners)	(Sign in the Box)
Note: Please sign this proxy exactly as your name (or names) appears on this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

LABEL BELOW FOR MIS USE ONLY!
PO#
FRANKLIN TEMPLETON COMPLEXWIDE
FORMS CALL - SINGLES
BOARD 1
BACK 1 OF 40 BACKS MO1
ORIGINAL 12-01-06 KD
MATT (FRANKLIN TEMPLETON COMPLEXWIDE FC SINGLE
2007 MM)

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.	☒

1.	To Elect a Board of Trustees/Directors.
	[to change as needed]			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
	(01) Harris J. Ashton (02) Robert F. Carlson (03) Edith E. Holiday	(04) Frank W. T. LaHaye (05) Frank A. Olson (06) Larry D. Thompson	(07) John B. Wilson (08) Charles B. Johnson (09) Gregory E. Johnson[c]	☐	☐		1.

* To withhold authority to vote for any individual nominee(s), write the number(s) of the Nominee(s) below:

				FOR	AGAINST	ABSTAIN

2.	To Approve an Agreement and Plan of Reorganization that provides for the reorganization of the Fund to a Delaware statutory trust.			☐	☐	☐	2.
4.	To Approve Amendments to Certain of the Fund's Fundamental Investment Restrictions regarding:
	Sub-Proposal 4a.	Borrowing		☐	☐	☐	4a.
	Sub-Proposal 4b.	Underwriting		☐	☐	☐	4b.
	Sub-Proposal 4c.	Lending		☐	☐	☐	4c.
	Sub-Proposal 4d.	Investments in real estate		☐	☐	☐	4d.
	Sub-Proposal 4e.	Investments in commodities		☐	☐	☐	4e.
	Sub-Proposal 4f.	Issuing senior securities		☐	☐	☐	4f.
	Sub-Proposal 4g.	Concentration		☐	☐	☐	4g.
	Sub-Proposal 4h.	Diversification of investments		☐	☐	☐	4h.
5.	To Approve the Elimination of Certain Fundamental Investment Restrictions.			☐	☐	☐	5.

.PLEASE SIGN AND DATE ON THE REVERSE SIDE.

PLEASE VOTE YOUR FORM TODAY!

VOTING INSTRUCTION FORM	VOTING INSTRUCTION FORM

FUND NAME PRINTS HERE	VOTING INSTRUCTION FORM FOR SPECIAL MEETING OF SHAREHOLDERS ON BEHALF OF THE MONEY MARKET PORTFOLIOS TO BE HELD MARCH 21, 2007

The above-referenced Fund hereby requests voting instructions from you in connection with a solicitation of proxies by the Board of Trustees of The Money Market Portfolios (the “Master Portfolio”). This Voting Instruction Form, if properly executed, will be used by the Fund to vote its shares of the Master Portfolio in the manner directed by you, as designated on reverse, at the Special Joint Meeting of Shareholders on March 21, 2007 and at any adjournments thereof. IF THIS VOTING INSTRUCTION FORM IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE FUND WILL TREAT IT AS AN INSTRUCTION TO VOTE “FOR” EACH PROPOSAL RELATING TO THE MASTER PORTFOLIO.

If you fail to return this Voting Instruction Form or return it unsigned, the Fund will vote all shares attributable to your investment in the Fund in proportion to all voting instructions for the Fund actually received from Fund shareholders.

Voting Instruction Form must be signed and dated below.

Dated ___________________ , 2007

Signature(s) (if held jointly)	(Please sign in box)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS VOTING INSTRUCTION FORM. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in  full corporate name and indicate the signer’s office. If a partner, please sign in the partnership name.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.	☒

1.	To Elect a Board of Trustees.			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
	(01) Harris J. Ashton (02) Robert F. Carlson (03) Sam L. Ginn (04) Edith E. Holiday	(05) Frank W. T. LaHaye (06) Frank A. Olson (07) Larry D. Thompson	(08) John B. Wilson (09) Charles B. Johnson (10) Gregory E. Johnson	☐	☐	☐	1.

* To withhold authority to vote for any individual nominee(s), write the number(s) of the Nominee(s) below:

				FOR	AGAINST	ABSTAIN

2.	To Approve an Amended and Restated Agreement and Declaration of Trust for The Money Market Portfolios.			☐	☐	☐	2.
3.	To Approve Amendments to Certain of the Fund's Fundamental Investment Restrictions (this Proposal involves separate votes on Sub-Proposals 3a-3h)

	Sub-Proposal 3a.	Borrowing		☐	☐	☐	3a.
	Sub-Proposal 3b.	Underwriting		☐	☐	☐	3b.
	Sub-Proposal 3c.	Lending		☐	☐	☐	3c.
	Sub-Proposal 3d.	Investments in real estate		☐	☐	☐	3d.
	Sub-Proposal 3e.	Investments in commodities		☐	☐	☐	3e.
	Sub-Proposal 3f.	Issuing senior securities		☐	☐	☐	3f.
	Sub-Proposal 3g.	Industry Concentration		☐	☐	☐	3g.
	Sub-Proposal 3h.	Diversification of investments		☐	☐	☐	3h.
4.	To Approve the Elimination of Certain Fundamental Investment Restrictions.			☐	☐	☐	4.

.PLEASE SIGN AND DATE ON THE REVERSE SIDE.